EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements listed below, of our reports dated February 8, 2002 with respect to the financial statements and schedule of Cysive, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

1) Form S-8 No. 333-75966
2) Form S-8 No. 333-35374
3) Form S-8 No. 333-35372

/s/ Ernst & Young LLP

McLean, Virginia
April 12, 2002

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